UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	82-5134717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, NW, Suite 2200, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001 per share	CMLS	Nasdaq Global Market

Item 8.01.	Other Events.

On May 16, 2019, Cumulus Media New Holdings Inc. (the Company”), an indirect wholly-owned subsidiary of Cumulus Media Inc. (“Parent”) and certain other subsidiaries of Parent, entered into an amendment (the “Credit Agreement Amendment”) to the credit agreement, dated June 4, 2018 (the “Credit Agreement”), governing the Company’s senior secured term loan facility with Wilmington Trust, N.A., as administrative agent, and the lenders from time to time party thereto (the “Term Loan”). The Credit Agreement Amendment amends the Credit Agreement to, among other things, permit the issuance of indebtedness to the extent the proceeds of such indebtedness are used to refinance all or a portion of the Term Loan, subject to certain conditions as described more fully therein. The Credit Agreement Amendment also amends the Credit Agreement to require the Company and its subsidiaries to use the net cash proceeds received from the Company’s previously announced divestiture of stations to Educational Media Foundation to pay down the Term Loan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cumulus Media Inc.

Date: May 30, 2019	By:	/s/ John Abbot
		Name:	John Abbot
		Title:	Executive Vice President, Treasurer and Chief Financial Officer